Exhibit 10.5

TERMINATION AGREEMENT
This TERMINATION AGREEMENT (this “Agreement”), dated as of March 27, 2017, is entered into by and among DST SYSTEMS, INC., a Delaware corporation (“DST”), STATE STREET CORPORATION, a Massachusetts corporation (“State Street”), STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“SSB”), and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation (“BFDS”). Each of DST, State Street, SSB, and BFDS are sometimes referred to individually as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, DST, State Street, BFDS and International Financial Data Services Limited Partnership have entered into that certain BFDS Reorganization Agreement, dated as of the date hereof (the “Reorganization Agreement”);
WHEREAS, West Side Investment Management, Inc., a Nevada corporation and wholly owned subsidiary of DST, State Street and BFDS have entered into that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”);
WHEREAS, DST and State Street have entered into that certain IFDS Purchase Agreement, dated as of the date hereof;
WHEREAS, the Parties, directly or indirectly, through one or more of their respective subsidiaries or Affiliates, are parties to the agreements listed on Exhibit A hereto (as amended or supplemented from time to time, the “Agreements”);
WHEREAS, the Parties have agreed to terminate the Agreements; and
WHEREAS, the execution and delivery of this Agreement is a condition to the Parties’ obligations under the Exchange Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS

All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Reorganization Agreement.
ARTICLE II
TERMINATION AND RELEASE

Section 2.01    Termination.
(a)    DST and State Street hereby terminate the BFDS Joint Venture Agreement, as of the Reorganization Closing.
(b)    DST and State Street hereby terminate the First Refusal Agreement, effective as of, and automatically upon, the Exchange Closing.
(c)    BFDS and SSB hereby terminate the Special Services Agreement, effective as of, and automatically upon, the Exchange Closing.
(d)    DST and State Street hereby terminate the Share Transfer Agreement, as of the date hereof.
(e)    SSB and BFDS hereby terminate the Amended and Restated Letter Agreement, as of the date hereof.
(f)    SSB and BFDS hereby terminate the Continuing Letter of Credit Agreement, as of the date hereof.
(g)    DST and State Street hereby terminate the IFDS UK JV Agreement, as of the date hereof.
(h)    Upon termination of each Agreement, all provisions, terms and conditions of each Agreement shall have no further force or effect.
(i)    Each Party hereby waives all rights to notice of termination as may be provided under the Agreements or applicable Laws.
Section 2.02    Releases. Each Party, on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “Releasers”), hereby irrevocably waives, acquits, remises, discharges and forever releases the other Parties and the other Parties’ past, present and future Representatives, Affiliates, equityholders and controlling persons (the “Released Parties”) from any and all liabilities and obligations to such Releasers arising from the Agreements from and after the Exchange Closing of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at law or in equity, and each of the Releasers agrees that it shall not seek to recover any amounts in connection therewith or thereunder from the other Parties or any of the other Parties’ Released Parties.
Section 2.03    Further Assurances. Each Party shall deliver, or cause to be delivered, any instruments, agreements, documents or certificates reasonably required to be delivered in order to carry out the intent and accomplish the purposes of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.01. Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 3.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications shall be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.02):

If to DST:	DST Systems, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.
If to State Street or SSB:	State Street Corporation State Street Financial Center One Lincoln Street, 21st Floor Boston, MA 02111 E-mail: dcphelan@statestreet.com Attention: David Phelan, General Counsel

with a copy (which shall not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: Timothy W. Diggins E-mail: timothy.diggins@ropesgray.com; Amanda McGrady Morrison E-mail: amanda.morrison@ropesgray.com
If to BFDS:	Boston Financial Data Services, Inc. 2000 Crown Colony Drive – 4th Floor Quincy, MA 02169 Email: Legal@BostonFinancial.com Attention: Legal Department
with copies (which shall not constitute notice) to:	DST Systems, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.

With a copy (which shall not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: Timothy W. Diggins E-mail: timothy.diggins@ropesgray.com; Amanda McGrady Morrison E-mail: amanda.morrison@ropesgray.com

Section 3.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and the Exhibit mean the Articles and Sections of, and the Exhibit attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.
Section 3.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 3.05 Severability. If any term or provision (or portion thereof) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Agreement or invalidate or render unenforceable such term or provision (or portion thereof) in any other jurisdiction. Upon such determination that any term or other provision (or portion thereof) is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 3.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents, the statements in the body of this Agreement will control.

Section 3.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment in violation of this Section 3.07 shall be null and void.
Section 3.08 No Third-Party Beneficiaries. Except for Section 2.02, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 3.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 3.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted exclusively in the United States District Court for the Southern District of New York, and each Party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such court and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO

THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10(C).

Section 3.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DST:	DST Systems, Inc.
By Gregg Wm. Givens Name: Gregg Wm. Givens Title: Sr. VP, CFO & Treasurer

State Street:	State Street Corporation
By /s/ Andrew Erickson Name: Andrew Erickson Title: EVP

SSB:	State Street Bank and Trust Company
By /s/ Andrew Erickson Name: Andrew Erickson Title: EVP

BFDS:	Boston Financial Data Services, Inc.
By /s/ Jay Shuman Name: Jay Shuman Title: CEO

EXHIBIT A
AGREEMENTS TO BE TERMINATED

1.	Amended and Restated Joint Venture Agreement, by and between DST and State Street, dated as of October 31, 2006, as amended (the “BFDS Joint Venture Agreement”);

2.	First Refusal Agreement, by and between DST and State Street, dated as of October 31, 2006 (the “First Refusal Agreement”);

3.	Special Services Agreement, by and between BFDS and SSB, dated as of January 1, 1991 (the “Special Services Agreement”);

4.	Share Transfer Restriction and Option Agreement, by and between DST and State Street, dated as of December 23, 1992 (the “Share Transfer Agreement”);

5.
Amended and Restated Letter Agreement, by and between SSB and BFDS for $8,000,000 Line of Credit, dated as of February 28, 2006, as amended by Letters dated February 28, 2007 and January 9, 2009, together with that certain Amended and Restated Demand Note dated February 28, 2006 and that certain Amended and Restated Security Agreement dated February 28, 2006, as amended by Letter dated January 9, 2009 (collectively, the “Amended and Restated Letter Agreement”);

6.	Continuing Letter of Credit Agreement, by and between SSB and BFDS, dated January 9, 2009 (the “Continuing Letter of Credit Agreement”); and

7.
Agreement, by and among State Street (f.k.a State Street Boston Corporation), DST Systems International B.V., a Netherlands corporation, and International Financial Data Services Limited (f.k.a. Clarke & Tilley Limited), dated December 23, 1992 (the “IFDS UK JV Agreement”).